Exhibit 10.2


                           AIRCRAFT SECURITY AGREEMENT


     This AIRCRAFT SECURITY AGREEMENT (23074) ("Aircraft Security Agreement") dated as of December 20, 2007 (this "Agreement"), is entered into by and among, Global Aircraft Solutions Inc., a Nevada corporation (the "Parent Grantor"), Hamilton Aerospace Technologies, Inc., a Delaware corporation ("Hamilton"), World Jet Corporation, a Nevada corporation ("World Jet"), and Hamilton Aerospace Mexico S.A. de C.V. a Mexican corporation ("Hamilton Mexico"), as subsidiaries of the Parent Grantor (each, including the Parent Grantor a "Company" and together with the Parent Grantor, the "Companies") and each Person other than the Companies which is a party hereto or which becomes a party hereto pursuant to the joinder provisions of Section 5.7 hereof (hereinafter the Companies and such other Persons are collectively referred to as the "Obligors" or individually referred to as an "Obligor"), and Victory Park Master Fund, Ltd. ("Victory Park" or "Lead Secured Party" or "Agent" as agent for the Secured Parties (as defined below) pursuant to Section 16 of that certain Security Agreement (as defined below)) and the Holders (including Victory Park) of the Debentures (together the "Secured Parties").

                              W I T N E S S E T H:

     WHEREAS, pursuant to those certain Senior Secured Debentures due December 19, 2008 (or other date as set forth therein) in the original aggregate principal amount of $10,000,000, as the same may be amended from time to time (the "Debentures"), issued by the Obligors to the Secured Parties in connection with that certain Securities Purchase Agreement entered into by and among the Obligors and the Secured Parties dated as of even date herewith in substantially the form attached hereto as Exhibit A, (the "Securities Purchase Agreement"), the Secured Parties have agreed to purchase the Debentures from the Obligors;

     WHEREAS, to secure the payment of the Companies under the Debentures and as an inducement to the Holders to purchase the Debentures, the Companies have agreed to enter into this Aircraft Security Agreement for the benefit of the Secured Parties; and

     WHEREAS, all things necessary to make this Aircraft Security Agreement a legal, valid, and binding obligation of Obligors and Lead Secured Party and Secured Parties, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred.

     NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                           DEFINITIONS AND CONSTRUCTION
                           ----------------------------

     (1.1) Definitions. All words or phrases defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) shall, for the purposes of this Aircraft Security Agreement, have the respective meanings specified in this Article 1. Capitalized terms used but not defined herein shall have the respective meanings specified in the Securities Purchase Agreement.

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     "Additional Insureds" shall mean the Lead Secured Party and Secured Parties and their respective affiliates, directors, officers, agents, employees, successors and permitted assigns.

     "Administrator" shall mean a person registered as an "administrator" for a party under the rules of the International Registry.

     "Aeronautical Authority" shall mean as of any time of determination, the FAA or other governmental airworthiness authority having jurisdiction over the Aircraft or the Airframe and Engines or engines attached thereto under the laws of the country in which the Airframe is then registered.

     "Aircraft" shall mean, collectively, the Airframe and Engines (whether or not the Engines are installed on the Airframe or any other airframe), the Aircraft Documentation (when applicable), and the Aviation Documents (when applicable).

     "Aircraft Documentation" shall mean all records, logs, manuals and Technical Records relating to the Aircraft which are in the possession of the Companies on the Effective Date.

     "Aircraft Security Agreement" shall have the meaning set forth in the introductory paragraph hereto.

     "Airframe Manufacturer" shall mean Boeing.

     "Airframe" shall mean (a) one (1) used Boeing (also shown as BOEING on the International Registry drop down menu), Model 737-200 (also shown as 737-200 on the International Registry drop down menu) aircraft (excluding Engines or engines from time to time installed thereon), bearing manufacturer's serial number 23074 and United States registration number N302DL; and any Replacement Airframe and (b) any and all related Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as the same shall be subject to the security interest and Lien of this Aircraft Security Agreement in accordance with the terms of Section 3.3(f), (g) or (h) thereof, removed from such aircraft. The Airframe is of a type certified to transport at least eight persons including crew, or goods in excess of 2750 kilograms.

     "Applicable Law" shall mean any laws applicable to Obligors.

     "Aviation Documents" shall mean any or all of the following which at any time may be obtainable from the Aviation Authority in the State of Registration:
(i) if required, a temporary certificate of airworthiness from the Aviation Authority allowing the Aircraft to be flown to the State of Registration, (ii) an application for registration of the Aircraft with the appropriate authority in the State of Registration, (iii) the certificate of registration for the Aircraft issued by the State of Registration, (iv) a full certificate of airworthiness for the Aircraft specifying transport category (passenger), (v) an air transport license (if applicable), (vi) an air operator's certificate (if applicable), (vii) such recordation of Obligors' title to the Aircraft and interest of Lead Secured Party in this Aircraft Security Agreement as may be available in the State of Registration, and (viii) all such other authorizations, approvals, consents, and certificates in the State of Registration as may be required to operate the Aircraft in commercial service.

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     "Cape Town Treaty" shall mean collectively the Convention and the Protocol, together with the Regulations for the International Registry and the International Registry Procedures, and all other rules, amendments, supplements, and revisions thereto.

     "Collateral" has the meaning set forth in Section 2.1 of this Aircraft Security Agreement.

     "Contract of Sale" shall have the meaning set forth in the Cape Town
Treaty.

     "Convention" shall mean the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

     "Effective Date" shall mean the date of this Agreement.

     "Engine" shall mean each of two (2) used, Pratt & Whitney (also shown as PRATT & WHITNEY on the International Registry drop down menu) model JT8D-15A (also shown as JT8D STD on the International Registry drop down menu) engines bearing manufacturer's serial numbers 709149 (also shown as 709149 on the International Registry drop down menu) and 709154 (also shown as 709154 on the International Registry drop down menu) and any Replacement Engine, in any case whether or not from time to time installed or such Airframe or installed on any other airframe or aircraft; that may from time to time be substituted for an Engine pursuant to Section 3.4 of this Aircraft Security Agreement; together, in each case, with any and all Parts so long as the same shall be incorporated or installed in or attached thereto or, so long as the same shall be subject to the security interest and Lien of this Aircraft Security Agreement in accordance with the terms of Section 3.3 (f), (g) or (h) hereof, removed from any such Engine. Each of the above described Engines have (i) 750 or more rated take-off horsepower or the equivalent thereof, and/or (ii) at lease 1750 pounds of thrust or at least 550 rated take off shaft horsepower.

     "Engine Manufacturer" shall mean Pratt & Whitney.

     "Engine Warranties" shall mean the warranties and assurances relating to the Engines and related equipment manufactured by the Engine Manufacturer.

     "Event of Loss" means any of the following events with respect to the Aircraft, the Airframe, or any Engine:

     (i) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more or, if earlier for a period that extends beyond the Maturity Date;

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

     (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

     (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

     (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government or purported government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of in the case of any requisition of use, 90 consecutive days (for countries listed in Annex A) or 60 consecutive days (for any other country) or, in any of the cases in this clause
(iv), such shorter period ending on the Maturity Date;

     (v) condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Maturity Date;

     (vi) as a result of any law, rule, regulation, order or other action by the Aeronautical Authority, the use of the Aircraft or Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all Boeing 737 200 aircraft equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or beyond the end of the Maturity Date), unless the Obligors, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one Boeing 737 200 aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner provided that, notwithstanding the foregoing, if such normal use of such property hall be prohibited, or if such normal use of such property shall be prohibited for a period of 12 consecutive months, an Event of Loss shall be deemed to have occurred;

     (vii) the basing of the Aircraft, while under requisition for use by any government (other than the Government while an indemnity of the type and scope described in Section 3.3(c) of this Aircraft Security Agreement) is in full force and effect in any area excluded from coverage by any required insurance policy; and

     (viii) with respect to an Engine only, the requisition or taking of use thereof by any government, and any divestiture of title or ownership deemed to be an Event of Loss with respect to an Engine under Section 3.2(iii) or 3.2(vi) of the Aircraft Security Agreement.

     The date of such Event of Loss shall be (aa) the 3rd Business Day following loss of such property or its use due to theft or disappearance or the Maturity Date if earlier; (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 3rd Business Day following condemnation, confiscation, seizure or requisition of title to such property by a foreign government referred to in clause (iv) above (or the 11th day in the case of appropriation of title), or the Maturity Date if earlier than such 3rd Business Day (or 11th day, as applicable); (ee) the Maturity Date in the case of requisition of title to or use of such property by the Government; and (ff) the last day of the applicable period referred to in clause (vi) above (or if earlier, the Maturity Date without the Obligors' having conformed at least one Boeing 737 200 aircraft to the applicable requirements). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

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

     "FAA" shall mean the U.S. Federal Aviation Administration and any agency or instrumentality of the U.S. Government succeeding to its functions.

     "First Lien Obligations" shall have the meaning set forth in the Security Agreement.

     "Government" shall mean the United States or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States.

     "Government Entity" shall mean (a) any national, federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.

     "International Interest" shall have the meaning set forth in the Cape Town Treaty.

     "International Registry" shall have the meaning set forth in the Cape Town Treaty.

     "Lead Secured Party" shall have the meaning as set forth in this Agreement.

     "Letter Agreement" shall have the meaning set forth in the Security Agreement.

     "Lien" shall have the meaning set forth in the Securities Purchase
Agreement.

     "Maintenance Program" shall mean a maintenance program approved by the Aeronautical Authority applicable to the Airframe and the Engines.

     "Manufacturer" shall mean the Airframe Manufacturer or the Engine Manufacturer.

     "Maturity Date" shall have the meaning set forth in the Debentures.

     "Minimum Liability Amount" shall be $1,500,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Obligor" has the meaning set forth in the introductory paragraph hereof.

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     "Parts" shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature (other than complete Engines or engines) from time to time incorporated in the Airframe or an Engine (or removed therefrom, if title remains in Obligors).

     "Permitted Investments" means investments in (a) direct obligations of the United States or any agency or instrumentality thereof, (b) obligations fully guaranteed by the United States or any agency or instrumentality thereof, (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or one of the states thereof, having a combined capital and surplus of at least $500,000,000 and having a rating of "A" or better from S&P or "A2" or better from Moody's, (d) commercial paper issued by companies in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by a nationally recognized rating organization in the United States equal to the highest rating assigned by such organization, or (e) obligations of the type described in clauses (a) through (d) above, purchased from any bank, trust company, or banking association referred to in clause (c) above pursuant to repurchase agreements obligating such bank, trust company, or banking association to repurchase any such obligation not later than 30 days after the purchase of any such obligation. Unless otherwise specified in writing by Obligors, all such Permitted Investments shall mature not later than 30 days from the date of purchase. The aggregate amount invested in certificates of deposit or commercial paper or repurchase agreements issued by any one bank or company shall not exceed $5,000,000.

     "Permitted Lessee" shall mean a lessee of the Aircraft with the prior written consent of the Lead Secured Party.

     "Permitted Liens" shall have the meaning set forth in the Debentures.

     "Professional User" shall mean a party registered as a "professional user entity" under the rules of the International Registry.

     "Protocol" shall mean the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

     "Replacement Airframe" shall mean (a) one (1) used Boeing (also shown as BOEING on the International Registry drop down menu), Model 737-200 (also shown as 737-200 on the International Registry drop down menu) aircraft (excluding Engines or engines from time to time installed thereon); and any Replacement Airframe that may from time to time be substituted for an Airframe pursuant to
Section 3.4 of this Aircraft Security Agreement and (b) any and all related Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as the same shall be subject to the security interest and Lien of this Aircraft Security Agreement in accordance with the terms of
Section 3.3(f), (g) or (h) thereof, removed from such aircraft.

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     "Replacement Engine" hall mean each of two (2) used, Pratt & Whitney (also shown as PRATT & WHITNEY on the International Registry drop down menu) model JT8D-15A (also shown as JT8D STD on the International Registry drop down menu) engines and any Replacement Engine, in any case whether or not from time to time installed or an Airframe or installed on any other airframe or aircraft; that may from time to time be substituted for an Engine pursuant to Section 3.4 of this Aircraft Security Agreement.

     "Secured Obligations" has the meaning set forth in Section 2.1 of this Aircraft Security Agreement.

     "Security Agreement" shall mean that certain Pledge and Security Agreement, dated as of even date herewith, by and among the Companies and the Secured Parties.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Section 1110" shall mean 11 U.S.C. 1110 or any successor statute.

     "Second Lien Obligations" shall have the meaning set forth in the Security Agreement.

     "Stipulated Loss Value" shall have the meaning set forth in Section 3.3(i)(i)(B).

     "Transaction Documents" shall have the meaning as set forth in the Securities Purchase Agreement.

     "Voidable Transfer" shall have the meaning set forth in Section 5.16 of this Aircraft Security Agreement.

     (1.2) Construction.

          (a) Unless the context of this Aircraft Security Agreement otherwise clearly requires, terms defined in the plural form apply equally to the singular form and vice versa, and "or" has the inclusive meaning frequently identified by the phrase "and/or."

          (b) References to "determination" and derivations thereof by Lead Secured Party include a good-faith estimate by Lead Secured Party (in the case of a quantitative determination) and a good faith belief by Lead Secured Party (in the case of a qualitative determination). References to the terms "acting reasonably" or "reasonably satisfactory to Lead Secured Party, acting reasonably" or terms of similar import mean satisfactory or acceptable to Lead Secured Party acting in a reasonable manner.

          (c) The words "herein," "hereunder," and "hereof" and similar terms in this Aircraft Security Agreement refer to this Aircraft Security Agreement as a whole and not to any particular provision of this Aircraft Security Agreement.

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

          (d) The Articles, Sections, and other headings contained in this Aircraft Security Agreement are for reference purposes only and shall not control or affect the construction of this Aircraft Security Agreement or the interpretation thereof in any respect.

          (e) This Aircraft Security Agreement and all documents executed in connection herewith shall be construed without regard to the identity of the party which prepared the same, and no presumption shall arise as a result thereof.

          (f) Any defined term in any of the Transaction Documents which refers to a document, instrument, agreement, or mortgage shall include any amendments, supplements, or modifications entered into from time to time with respect to such document, instrument, agreement, or mortgage.

                                    SECURITY
                                    --------

     (2.1) Grant of Security. To secure the full payment when due (whether at the stated maturity, by acceleration, or otherwise) of all Obligations under the Transaction Documents (other than contingent indemnification obligations) whether now in existence or hereafter incurred, and the performance and observance by Obligors of all the agreements and covenants, and all other obligations or liabilities (other than contingent indemnification obligations), now or in the future, to be performed, observed or borne by Obligors for the benefit of Agent and Secured Parties contained in or arising out of any of the Transaction Documents (collectively, the "Secured Obligations") and in consideration of the purchase of the Debentures pursuant to the terms of the Securities Purchase Agreement, the premises and the covenants contained herein and in the other Transaction Documents, and other good and valuable consideration given to Obligors by Agent and Secured Parties, the receipt of which is hereby acknowledged, Parent Grantor do hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge, and confirm unto Agent as agent for the Secured Parties, and its permitted successors and assigns, for the security and benefit of Secured Parties (i) a first-priority security interest in, and Lien on, and consents to the registration of an International Interest on, all estate, right, title, and interest of Obligors in, to, and under, any and all of the following described properties, rights, interests, and privileges whether now or hereafter acquired and wherever the same may be located (collectively, the "Collateral") to secure the payment of the First Lien Obligations; and (ii) a security interest in, and Lien on, and consents to the registration of an International Interest on the Collateral to secure payment of the Second Lien
Obligation:

          (a) Aircraft. The Aircraft, including the Airframe and the Engines (each such Engine having (i) at least 750 or more rated take-off horsepower or the equivalent thereof, and/or (ii) at least 1750 pounds of thrust or its equivalent for jet propulsion engines or at least 550 rated take off shaft horsepower or its equivalent for turbine powered or piston powered engines), and whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, any and all Parts which are from time to time included within the definitions of "Airframe" or "Engines" and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions, and accumulations to, such Aircraft, such Airframe, such Engines and any and all such Parts, and all renewals, substitutions, replacements, additions, improvements, accessories, and accumulations with respect to any of the foregoing, and together with all Aircraft Documentation.

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

          (b) Warranties. All warranties, indemnities, or agreements, product support, service life policies, or otherwise, in respect of the Aircraft or the Engines, and together in each case under this clause (b) with all rights, powers, privileges, options, and other benefits of Obligors thereunder with respect to the Airframe, the Engines, or any Part.

          (c) Requisition Proceeds. All requisition, confiscation, seizure, or condemnation proceeds with respect to the Aircraft or any Part thereof or any other Collateral, and all proceeds from the sale, lease, or other disposition of the Aircraft, either Engine, or any Part or any other Collateral described herein.

          (d) Insurance. All insurance policies (including the proceeds thereof) with respect to the Aircraft, the Airframe, either Engine, or any Part required to be maintained by Obligors under Section 3.3(d) hereof.

          (e) Reserved.

          (f) Reserved.

          (g) Reserved.

          (h) Property Acquired With Proceeds of the Collateral. To the extent related to any of the foregoing or consisting of or acquired with proceeds of any of the foregoing, all accounts, goods, inventory, equipment, general intangibles (including software and payment intangibles), documents, promissory notes and other instruments, chattel paper (including electronic chattel paper and tangible chattel paper), investment property, deposit accounts, commercial tort claims, letters of credit, letter of credit rights, and contract rights, if any, of Obligors.

          (i) After Acquired Property. All property that may from time to time hereafter be expressly subjected to the security interest and Lien of this Aircraft Security Agreement.

          (j) Proceeds. All proceeds of the foregoing.

     TO HAVE AND TO HOLD any and all of the Collateral unto Agent, its permitted successors and assigns, forever, upon the terms and trusts herein set forth, for the benefit, security, and protection of Secured Parties, and for the uses and purposes and subject to the terms and provisions set forth in this Aircraft Security Agreement.

     (2.2) Agent Appointed Attorney-in-Fact. Obligors do hereby constitute and appoint Agent the true and lawful attorney of Obligors, irrevocably, for good and valuable consideration with full power of substitution, which appointment is coupled with an interest, with full power (in the name of Obligors or otherwise) to ask for, require, demand, receive, sue for, compound, and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of all property (in each case including insurance and requisition proceeds) which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which Agent may deem to be necessary or advisable in the premises as fully as Obligors

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

themselves could do; provided that Agent shall not exercise any such rights except during the continuance of an Event of Default. Without limiting the foregoing provisions, during the continuance of any Event of Default but subject to the terms hereof and any mandatory requirements of Applicable Law, Agent shall have the right under such power of attorney, but no obligation, in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of Obligors or otherwise, which Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent for the benefit of the Secured Parties in and to the security intended to be afforded hereby.

     (2.3) Further Assurances. Obligors agree that at any time and from time to time, upon the written request of Agent, Obligors will, at their cost and expense, promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents, and do such further acts and things, including using its commercially reasonable efforts to assist the Agent in obtaining control under the UCC with respect to any Collateral consisting of Deposit Accounts and receiving satisfactory legal opinions from counsel to Obligors with respect to such control, making filings, recordations, registrations, and undertaking similar actions under the UCC or any similar statute under any other applicable jurisdiction, with the Aviation Authority, with the International Registry, or any other registry with respect to the Aircraft or any Engine, or as may be contemplated by the Cape Town Treaty, as Agent may reasonably deem desirable in obtaining the full benefits of the assignment and grant hereunder and of the rights and powers herein granted.

     (2.4) Conflicting Security Interests; No Amendments; and Relative
Priorities.

          (a) No Conflicting Security Interests. Obligors do hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the security interest and Lien of this Aircraft Security Agreement has not been discharged in accordance with the terms hereof, any of its rights, titles, or interests hereby assigned to any Person other than Agent.

          (b) No Amendments of Existing Agreements. Obligors do hereby warrant and represent that it has not amended or supplemented, and hereby covenants that it will not except as provided hereunder, or in each case so long as no Event of Default is in existence and in each case solely except in a manner that does not adversely affect Agent, enter into any agreement amending or supplementing any agreement assigned or pledged hereunder or execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers, or privileges under, any agreement assigned or pledged hereunder, or settle or compromise any claim arising under any agreement assigned or pledged hereunder, submit or consent to the submission of any dispute, difference, or other matter arising under or in respect of any agreement assigned or pledged hereunder, or to arbitration thereunder.

     (2.5) After Acquired Property. It is hereby further agreed that any and all property described or referred to in the granting clause provisions of Section
2.1 hereof which is hereafter acquired by Obligors shall ipso facto, and without any other conveyance, assignment, or act on the part of Obligors or Agent, become and be subject to the security interest and Lien herein granted as fully and completely as though specifically described and set forth in Section 2.1 hereof.

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

                                   COVENANTS
                                   ---------

     (3.1) Liens. Obligors covenant that it shall not directly or indirectly create, incur, assume, or suffer to exist any security interest or Lien attributable to it against or with respect to the Aircraft, Airframe, any Engine, or any Part or title thereto or any interest therein except (a) the respective rights of the Obligors and Lead Secured Party as provided herein; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Sections 3.2 and 3.3(g); (c) security interests or Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any risk (other than a de minimis risk) of the sale, forfeiture or loss of the Aircraft, Airframe or an Engine or the interest of the Obligors therein or any risk of criminal liability or any material risk of civil penalty against Secured Party; and (e) salvage and similar rights of insurers under policies of insurance maintained with respect to the Aircraft. Security interests or Liens described in clauses (a) through
(d) above are referred to herein as "Permitted Liens." The Obligors shall promptly, at their own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such security interest or Lien other than a Permitted Lien arising at any time.

     (3.2) Possession. The Obligors shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine to any Person or install any Engine, or permit any Engine to be installed, on the Airframe other than the Airframe, without the prior consent of the Lead Secured Party, which consent may be withheld in its sole discretion, provided, however, that so long as (A) no Event of Default shall have occurred and be continuing, and (B) all approvals, consents or authorizations required from the Aeronautical Authority in connection with any such lease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect, the Obligors may, without the prior consent of the Lead Secured Party:

          (i) enter into a charter or wet lease or other similar arrangement under which the Obligors have operational control of the Airframe and any Engines installed thereon in the course of the Obligors' business (which shall not be considered a transfer of possession hereunder), provided that the Obligors' obligations under this Aircraft Security Agreement shall continue in full force and effect notwithstanding any such charter or wet lease or other similar arrangement;

          (ii) deliver possession of the Airframe or any Engine or any Part to the manufacturer thereof or to any FAA certified organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Aircraft Security Agreement;

          (iii) subject the Airframe and any Engines installed thereon to interchange agreements (provided that (x) any such interchange agreement with respect to the Airframe shall not result in the Obligors being out of possession of the Airframe for a period of more than two (2) consecutive days at any one time; (y) such interchange agreement is entered into with a Permitted Lessee; and (z) the party to such interchange agreement is not then subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such interchange agreement is entered into) or any Engine to interchange or pooling agreements or arrangements which are applicable to other similar property owned by or leased to the Obligors and are entered into by the Obligors in the course of its airline business with any air carrier, provided that (A) no such agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to the Aircraft, Airframe or any Engine or any effect upon the Lead Secured Party's first priority Lien thereon and (B) if the Lien of this Aircraft Security Agreement shall nevertheless be adversely affected under any such agreement or arrangement, such circumstance shall be deemed to be an Event of Loss with respect to such Engine and the Obligors shall comply with Section 3.4 hereof in respect thereof;

          (iv) install an Engine on an airframe owned by the Obligors free and clear of all Liens except (A) Permitted Liens, (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

          (v) install an Engine on an airframe, leased to the Obligors or purchased by the Obligors subject to a conditional sale or other security agreement, but only if (A) such airframe is free and clear of all Liens, except
(i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by
Section 3.2(iv) and (B) Obligors shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Aircraft Security Agreement;

          (vi) install an Engine on an airframe, owned by the Obligors, leased by the Obligors or purchased by the Obligors subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable, provided that any such installation (so long as the same shall be continuing) shall be deemed an Event of Loss with respect to such Engine and the Obligors shall comply with Section 3.4(h) hereof;

          (vii) Reserved.

          (viii) transfer possession of the Airframe or any Engine to the United States when required by Applicable Law (it being understood that nothing in this clause (viii) shall relieve the Obligors from their obligations under Section 3.4(a) if such transfer becomes an Event of Loss), in which event Obligors shall promptly notify Lead Secured Party in writing of any such transfer of possession;

          (ix) subject to the provisions of this Section 3.2, enter into a lease with respect to any Engine or the Airframe and Engines or engines then installed on the Airframe with any Permitted Lessee, if (A) Obligors shall provide written notice to Lead Secured Party at least 10 days prior to entering into any such lease, (B) in any such case, the Permitted Lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such lease is entered into, (C) in the event that the Permitted Lessee under such lease is a foreign air carrier or Person based in a country other than the United States, the United States maintains normal diplomatic relations with the country in which such proposed Permitted Lessee is principally based at the time such lease is entered into and (D) in the event that the Permitted Lessee under such lease is a foreign air carrier or Person based in a country other than the United States, prior to the effectiveness of such lease Lead Secured Party shall have received an opinion (in form and substance reasonably acceptable to Lead Secured Party) of counsel to Obligors (reasonably acceptable to Lead Secured Party) in such jurisdiction to the effect that (I) the terms of the proposed lease will be legal, valid, binding and (subject to customary exceptions, including applicable bankruptcy, reorganization, or similar laws affecting creditors' rights generally) enforceable against the proposed Permitted Lessee in the country in which the proposed Permitted Lessee is principally based, (II) there exist no possessory rights in favor of the Permitted Lessee under such lease or other third party (including any Government Entity) under the laws of such Permitted Lessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Obligors and assuming that at such time such Permitted Lessee is not insolvent or bankrupt, prevent the repossession of the Aircraft in accordance with and when permitted by the terms of Section 4.1 upon the exercise by Lead Secured Party of its remedies under Section 4.1, (III) the laws of such Permitted Lessee's country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of or title to such Engine or the Airframe in the event of the requisition by such government of such use or title (it being understood that in the event such opinion cannot be given in a form reasonably satisfactory to Lead Secured Party, such opinion will be waived if insurance reasonably satisfactory to Lead Secured Party is provided to cover such requisition), (IV) the laws of such Permitted Lessee's country of domicile would give recognition to the Lien of this Aircraft Security Agreement upon such Engine(s) or the Airframe, (V) all filings, if any, required to be made in such jurisdiction in connection with the execution of such lease in order to protect the interest of Lead Secured Party in such Engine(s) or the Airframe have been made, (VI) it is not necessary for Lead Secured Party to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (VII) the agreement of such Permitted Lessee that its rights under the lease are subject and subordinate to all the terms of this Aircraft Security Agreement is enforceable against such Permitted Lessee under Applicable Law of such country, and (VIII) there is no tort liability against a secured lender or agent thereof not in possession or operational control of aircraft in such country more onerous than under the laws of the United States or any state thereof (it being agreed that in the event such opinion cannot be given in a form reasonably satisfactory to Lead Secured Party, such opinion will be waived if insurance reasonably satisfactory to Lead Secured Party is provided to cover the risk of such tort liability); (IX) that all necessary governmental approvals required for such Engine(s) or Airframe to be imported and, to the extent reasonably obtainable, exported from the applicable country of domicile upon repossession of such leased Engine(s) or Airframe by the Lead Secured Party (and the Obligors as lessors) have been obtained and any exchange permits necessary to allow all payments of rent and other payments under any lease assigned to the Lead Secured Party hereunder are in full force and effect, and (X) to such further effect with respect to all matters reasonably requested by Lead Secured Party; provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 3.2 (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Aircraft Security Agreement; (2) the Obligors shall remain primarily liable hereunder for the performance of all the terms and conditions of this Aircraft Security Agreement and all of the terms and conditions of this

Aircraft Security Agreement and the other applicable Transaction Documents shall remain in effect; (3) no lease or transfer of possession otherwise in compliance with this Section 3.2 shall (A) result in any registration or re-registration of the Aircraft or the maintenance, operation or use thereof except in compliance with Sections 3.3(c), (d) and (f), or (B) permit any action not permitted to the Obligors hereunder; (4) if any such lease or transfer of possession shall, in the reasonable opinion of any Secured Party, result in any risk of adverse tax consequences to such Secured Party, the Obligors shall, prior to entering into the same, provide an indemnity satisfactory in form and substance to such Secured Party against any such adverse tax consequences; (5) the Obligors shall provide evidence reasonably satisfactory to Lead Secured Party and each Secured Party that the insurance required by Section 3.3(k) remains in effect and for the purpose of the Lead Secured Party's and the Lead Secured Party's review of such insurance requirements, the Obligors shall, at least five (5) days prior to the date of any lease permitted under this Section 3.2, provide to Lead Secured Party and each Secured Party, forms of the broker's report and insurance certificates required by Section 3.3(k)(vi); (6) all necessary documents shall have been duly filed or recorded in applicable public offices as may be required to preserve the Lien of this Aircraft Security Agreement upon the Airframe and Engines; and (7) Obligors shall reimburse Lead Secured Party and each Secured Party for all of its reasonable out-of-pocket expenses (including fees and disbursements of counsel) in connection with any such lease or transfer.

     In the case of any lease permitted under this Section 3.2, the Obligors will include in such lease appropriate provisions which (a) make such lease expressly subject and subordinate to all of the terms of this Aircraft Security Agreement, including the rights of the Lead Secured Party to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder and thereunder; (b) expressly prohibit any subleasing of the Airframe and Engines; (c) require that the Airframe and Engines be maintained in accordance with a Maintenance Program; (d) require the Permitted Lessee to comply with the terms of Section 3.3(k) hereof; (e) require that the Airframe and Engines be used in accordance with the limitations applicable to the Obligors' possession and use provided in this Aircraft Security Agreement and (f), as to the maintenance, operation, possession and inspection of the Aircraft, are the same in all material respects as the applicable provisions of this Aircraft Security Agreement.

     Obligors agree to assign, as collateral security for the Obligations, each such lease to the Lead Secured Party, which collateral assignment shall be effected pursuant to the filing of a financing statement against Obligors and such filings with the FAA and the International Registry as the Lead Secured Party may request. With respect to each lease which has a term (including possible renewal and extension periods) of more than one year, (i) such collateral assignment shall be effected pursuant to an agreement (including a consent from the lessee to such assignment) in form and substance reasonably satisfactory to the Lead Secured Party and which agreement shall be accompanied by such legal opinions, certificates and financing statements relating to the perfection of such collateral assignment as may be reasonably requested by the Lead Secured Party; and (ii) such lease shall provide that all payments due thereunder shall be paid to Obligors unless and until notice has been provided by the Lead Secured Party to the lessee of such lease of the occurrence of an Event of Default, at which time all rental payments shall be made by lessee to Lead Secured Party.

     With respect to any lease to which the Cape Town Treaty is applicable as provided in Article 3 of the Cape Town Treaty (whether in respect of both the Airframe and an Engine or only the Airframe), (A) Obligors agree to have registered with the International Registry (i) first, the International Interest vested in Obligors as lessors under the lease, and (ii) second, a collateral assignment by Obligors of such International Interest attributable to such lease and (B) Obligors shall have received a favorable opinion of counsel (which counsel and opinion are reasonably satisfactory to the Lead Secured Party), and a supporting priority search certificate issued by the International Registry, regarding such registrations. The Lead Secured Party agrees that with respect to any lease collaterally assigned to the Lead Secured Party as provided herein, upon termination of such lease, the Lead Secured Party shall assign or consent to the assignment of the International Interest, if any, attributable to such lease to Obligors.

     (3.3) Registration and Operation.

          (a) Registration and Recordation. The Aircraft shall be duly registered in the name of the applicable Obligors with the Aeronautical Authority and this Aircraft Security Agreement shall be recorded with the Aeronautical Authority and on the International Registry in accordance with the Cape Town Treaty at all times that any of the Secured Obligations remain outstanding; provided that Lead Secured Party shall execute and deliver all such documents as Obligors, to the extent deemed advisable or necessary in the opinion of the Lead Secured Party, may reasonably request for the purpose of effecting, continuing, or (as provided in this Section 3.3(a)) changing such registration. Unless the security interest or Lien of this Aircraft Security Agreement has been discharged, at all times Obligors shall cause the Aircraft Security Agreement to be maintained of record at the International Registry, as a first-priority perfected mortgage on the Aircraft, the Airframe, and each of the Engines. Obligors shall not register or record any other interest against the Aircraft, the Airframe, and each of the Engines (or any amendment, modification, supplement, subordination, of subrogation thereof). Obligors shall not register or record any other interest against the Aircraft, the Airframe, and each of the Engines (or any amendment, modification, supplement, subordination, of subrogation thereof), including any filing of any Form 8050-135, with the FAA without the prior written consent of Lead Secured Party which may be withheld in its sole discretion at all times that any of the Secured Obligations remain outstanding.

          (b) Compliance With Laws. The Obligors shall not permit the Airframe or any Engine to be used or operated while any of the Secured Obligations remain outstanding in violation of any Applicable Law, this Aircraft Security Agreement or in violation of any airworthiness certificate, license or registration relating to the Aircraft or such Engines issued by any competent Government Entity, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a danger (other than a de minimis danger) of the sale, forfeiture or loss of the Airframe or such Engine or the security interest or Lien of this Aircraft Security Agreement thereupon, or (ii) it is not possible for the Obligors to comply with the Laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the Applicable Laws of the United States (or such jurisdiction in which the Aircraft is then registered).

          (c) Operation. The Obligors shall not operate, use or locate the Airframe or any Engine, or suffer such Airframe or any Engine to be operated, used or located (i) in any area excluded from coverage by any insurance required by the terms of Section 3.3(i) hereof, except in the case of a requisition by the United States where the Obligors obtain (and provides evidence of) indemnity from the Government for the benefit of the Additional Insured against substantially the same risks and for at least the amounts of the insurance required by Section 3.3(i) hereof covering such area, or (ii) outside the United States or Canada in any recognized or, in the Obligors' reasonable judgment, threatened area of hostilities unless covered by war risk insurance, or in either case unless the Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance.

          (d) Information for Filings. Obligors shall promptly furnish to Lead Secured Party such information as may be required to enable Lead Secured Party or such Secured Party timely to file any reports required to be filed by it with any Government Entity because of, or in connection with, the interest of Lead Secured Party and Secured Parties in the Aircraft, Airframe, or Engine or any other part of the Collateral.

          (e) Maintenance. The Obligors, at their own cost and expense, shall service, repair, maintain, overhaul and test the Aircraft, the Airframe and each Engine or cause the same to be done in accordance with (i) a Maintenance Program and (ii) maintenance standards required by, or substantially equivalent to those required by, the FAA, and shall keep or cause to be kept the Aircraft, the Airframe and each Engine in as good operating condition as of the date hereof, ordinary wear and tear excepted, and shall keep or cause to be kept the Aircraft, the Airframe and each Engine in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautical Authority, except when aircraft of the same type, model or series as the Airframe (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the same country have been grounded by the Aeronautical Authority. Nothing herein shall be deemed to prevent the Obligors from taking the Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable Aeronautical Authority requirements and sound practice for such storage. The Obligors shall maintain or cause to be maintained all records, logs and other documents required by the Aeronautical Authority to be maintained in respect of the Aircraft in English. Obligors further agree that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with Applicable Law with respect to the maintenance of the Aircraft and compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by the Aeronautical Authority.

          (f) Replacement of Parts. Except as otherwise provided in the proviso to the third sentence of Section 3.3(h) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss, the Obligors, at their own cost and expense, will, so long as any of the Secured Obligations remain outstanding, promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Obligors, at their own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Obligors, at their own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 3.3(h), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 3.3(g) hereof. All replacement Parts shall be free and clear of all security interests or Liens except for pooling arrangements to the extent permitted by Section 3.3(g) and Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

     Except in respect of any Part that the Obligors may remove from the Airframe or an Engine as provided in the proviso to the third sentence of
Section 3.3(h) and the fourth sentence of Section 3.3(h), all Parts at any time removed from the Airframe or any Engine shall remain the property of the Obligors and subject to this Aircraft Security Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in the first paragraph of this Section 3.3(f). Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe or Engine as provided in this Section 3.3(f), without further act, (i) title to the replaced Part shall remain in the Obligors and such Part shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in the Obligors; and (iii) such replacement Part shall become subject to the security interest and Lien of this Aircraft Security Agreement and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

          (g) Pooling of Parts. Any Part removed from the Airframe or from any Engine as provided in the first paragraph of Section 3.3(f) may be subjected by the Obligors to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Obligors' business, provided the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 3.3(f) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with
Section 3.3(f) may be owned by another aircraft owner or operator or vendor as customary in the airline industry, subject to a pooling or parts leasing arrangement, provided that the Obligors, at its expense as promptly thereafter as reasonably practicable, either (i) causes title to such temporary replacement part to vest in the Obligors, subject to the security interest or Lien of this Aircraft Security Agreement in accordance with Section 3.3(f) and free and clear of all other security interests and Liens except Permitted Liens, at which time such temporary replacement part shall become a Part and become subject to this Aircraft Security Agreement or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or Engine a further replacement Part owned by the Obligors free and clear of all security interests and Liens except Permitted Liens and by causing such further replacement Part to become subject to the security interest and Lien of this Aircraft Security Agreement in accordance with Section 3.3(f).

          (h) Alterations, Modifications and Additions. The Obligors, at their own expense, shall make (or cause to be made) alterations and modifications in and additions to the Airframe and any Engine as may be required to be made from time to time by Applicable Law and to meet applicable standards of any airworthiness directives, or any other standards of the Aviation Authority and any mandatory service bulletins of the Manufacturer, issues and Incurred after January 1, 2008, or in order to maintain the insurance required under Section 3.3(i) regardless of upon whom such requirements are, by their terms, nominally imposed; provided that the Obligors may, in good faith and by appropriate procedure, contest (or cause to be contested) the validity or application of any such standard in any reasonable manner which does not materially adversely affect the interests of the Secured Party and does not involve any risk (other than a de minimis risk) of sale, forfeiture or loss of the Aircraft or the security interest and Lien of this Aircraft Security Agreement thereupon. In addition, the Obligors, at their own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe and any Engine as the Obligors may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Obligors deem are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine so long as the aggregate value of such removed Parts (based on their value as of the Effective Date) does not exceed $50,000, provided further that no such alteration, modification or addition (i) diminishes the value, utility, estimated residual value (with respect to the Airframe only), condition, remaining useful life or airworthiness of such Airframe or Engine below the value, utility, estimated residual value, condition, remaining useful life or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe or Engine was then in the condition required to be maintained by the terms of this Aircraft Security Agreement, or (ii) causes the Aircraft to be limited use property, except that the value (but not the utility, estimated residual value, condition, remaining useful life or airworthiness) of the Aircraft may be reduced by the value of Parts which the Obligors have removed as permitted above. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by the Obligors shall become the property of the Obligors and, without further act, subject to the security interest and Lien of this Aircraft Security Agreement and shall be free and clear of any other security interests or Liens except Permitted Liens, provided that the Obligors may, at any time while any of the Secured Obligations remains outstanding, remove any such Part from the Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such
Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 3.3(e) or the first sentence of this Section 3.3(h) or pursuant to the terms of any insurance policies required to be carried hereunder or under any Applicable Law, and (iii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility, estimated residual value, remaining useful life or airworthiness which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Obligors assuming the Aircraft was otherwise maintained in the condition required by this Aircraft Security Agreement. Upon the removal by the Obligors of any such Part as above provided, title thereto shall, without further act, remain in the Obligors, free and clear of all rights of the Secured Party and such Part shall no longer be deemed a Part hereunder.

          (i) Insurance.

               (i) (A) Public Liability and Property Damage Insurance.

     To the extent the Obligors operate and do not "just store" the Aircraft the Obligors shall, without expense to the Lead Secured Party or any Secured Party, maintain or cause to be maintained in effect at all times with independent insurers of internationally recognized reputation and responsibility, and reasonably acceptable to the Lead Secured Party and the Secured Parties, public liability insurance (including, without limitation, aircraft third party, passenger legal liability, property damage, general third party legal liability and product liability coverage but excluding manufacturer's product liability coverage) with respect to the Aircraft in an amount equal to the Minimum Liability Amount. To the extent the Obligors operate and do not "just store" the Aircraft the Obligors shall in all events maintain in effect, at all times war risk and allied perils liability insurance in accordance with the London form AVN52C (as in effect on September 1, 2001) or its equivalent form reasonably acceptable to Lead Secured Party (or an agreement of the Government to insure against or indemnify for substantially the same risks), from time to time, with respect to the Aircraft , (I) in an amount not less than $300,000 per occurrence, and (II) maintained with independent insurers of internationally recognized reputation and responsibility reasonably acceptable to the Lead Secured Party and the Secured Parties.

     During any period that the Aircraft is grounded and not in operation, the Obligors may, so long as the Obligors take reasonable measures to protect the Aircraft, modify the insurance required by this Section 3.3(i)(i) to modify the amounts of public liability and property damage insurance, the scope of the risks covered and the type of insurance, in all circumstances to conform to such insurance as is customary in the United States in respect of similar aircraft which are grounded, not in operation, and stored or hangared, provided that in all instances, the amounts of coverage and scope of risk covered and the type of insurance shall be at a minimum no less favorable than the insurance as from time to time applicable to aircraft owned or leased by Obligors on the ground, not in operation, and stored or hangared.

               (B) Insurance Against Loss or Damage to the Aircraft and Engines.

     The Obligors shall, without expense to the Lead Secured Party or any Secured Party, maintain or cause to be maintained in effect at all times with insurers of internationally recognized reputation and responsibility, and reasonably acceptable to the Lead Secured Party and the Secured Parties all risk, agreed value, ground and to the extent the Obligors operate and do not "just store" the Aircraft flight hull insurance covering the Aircraft for an amount at all times (even when the Aircraft is grounded or in storage) not less than $2,000,000 (the "Stipulated Loss Value"), provided that, the Obligors shall not be required to maintain all-risk flight aircraft hull insurance with respect to any period in which the Aircraft is grounded and properly stored or hangared (but each such Person shall be required to maintain agreed value all-risk ground hull insurance in an amount not less than the Stipulated Loss Value and on the other terms required hereby). Such insurance shall not provide insurers with a right to replace the Airframe or any Engine with another airframe or Engine. Such hull insurance or other personal property insurance of the Obligors shall cover Engines or engines and Parts while not installed on the Airframe. Such insurance shall be of the type usually carried by the Obligors with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Obligors. An agreement by the Government, in a form and substance reasonably acceptable to the Lead Secured Party, for the benefit of the Additional Insureds to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this
Section 3.3(i)(ii), provided that on or prior to the date of such agreement, the Obligors shall provide an Officer's Certificate of the Obligors certifying that any such insurance or indemnity provides protection no less favorable than insurance coverage that would comply with this Section 3.3(i)(ii). To the extent the Obligors operate and do not "just store" the Aircraft Obligors shall in any event maintain at all times, with independent insurers of internationally recognized reputation and responsibility hull war risks and allied perils insurance in accordance with the London form LSW555B or its equivalent form reasonably acceptable to the Lead Secured Party (or an agreement of the Government to insure against or indemnify for substantially the same risks) from time to time covering the Aircraft in an amount not less than the Stipulated Loss Value.

               (ii) Additional Insureds; Loss Payment. Obligors shall cause all policies of insurance carried in accordance with this Section 3.3(i) to name the Additional Insureds as their respective interests may appear as Additional Insureds. Such policies shall provide with respect to such Additional Insureds that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by Obligors or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse, or change; (iii) they shall have no liability for premiums, commissions, calls, assessments, or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; (v) the insurers waive any rights of set-off, counterclaim, deduction, or subrogation against such Additional Insureds and (vi) shall apply world wide and have only such territorial restrictions or limitations as may be reasonably acceptable to Lead Secured Party. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by Obligors will not delay payment of any claim that would otherwise be payable but for such rights of subrogation. Each hull policy shall provide that for losses in respect of the Aircraft, Airframe or any Engine, payment in connection with claims for such losses shall be paid directly to the Lead Secured Party.

               (iii) Application of Hull Insurance Proceeds. Subject to Section 3.4(e), as between Lead Secured Party and Obligors, any payments received under policies of hull or other property insurance required to be maintained by Obligors pursuant to Section 3.3(i)(i), shall be applied to the repayment of the Debentures.

               (iv) Reports. Obligors will furnish to Lead Secured Party on or prior to the Effective Date, and when received thereafter, all reports, provided that all information contained in such report shall be held confidential by Lead Secured Party, and shall not be furnished or disclosed by them to anyone except their legal counsel, insurance brokers or advisors, Secured Parties, bona fide prospective transferees and their respective agents (provided that they shall agree for the benefit of Obligors to hold all such information similarly confidential) or as may be required by Applicable Law. Obligors will instruct (or cause to be instructed) the firm of aircraft insurance brokers covering the Aircraft to give prompt written notice to Lead Secured Party (X) if such firm ceases to be the insurance broker to Obligors, (Y) of any default in the payment of any premium, and (Z) of any other act or omission on the part of Obligors of which it has knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Obligors will also instruct such firm to advise Lead Secured Party in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Section 3.3(i) (or such lesser period as may be applicable in the case of war risk coverage).

               (v) Right to Pay Premiums. The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of Lead Secured Party and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment, or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Lead Secured Party and the other Additional Insureds shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Aircraft Security Agreement and to maintain such coverage, as Lead Secured Party or the other Additional Insureds may require, until the scheduled expiry date of such insurance and, in such event, Obligors shall, upon demand, reimburse Lead Secured Party and the other Additional Insureds for amounts so paid by them.

          (j) Markings. If permitted by Applicable Law, Obligors will cause to be affixed to, and maintained in, the cockpit of such Airframe, in a clearly visible location, and in a visible location on each Engine, a placard of a reasonable size and shape bearing the legend, in English, set forth below:

                                  Mortgaged to
                         Victory Park Master Fund, Ltd.
                              As Lead Secured Party

     Such placard may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engine, as the case may be. If such placard is damaged or becomes illegible, Obligors shall promptly replace it with a placard complying with the requirements of this Section 3.3(j).

     (3.4) Loss, Destruction, Requisition, Etc.

          (a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, the Obligors shall forthwith (and in any event within 5 Business Days after such occurrence) give the Lead Secured Party notice of such Event of Loss. The Obligors shall, within thirty (30) days after such occurrence, give the Lead Secured Party written notice of its election to perform one of the following options (it being agreed that if the Obligors shall not have given the Lead Secured Party such notice of such election, the Obligors shall be deemed to have elected to perform the option identified in the following clause (ii)):

               (i) subject to the satisfaction of the conditions contained in
Section 3.4(d), on a date not more than ninety (90) days after the occurrence of the Event of Loss (or, if earlier, the Maturity Date), cause to be subjected to the Lien of this Aircraft Security Agreement a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a remaining useful life, estimated residual value, value and utility at least equal to the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms hereof) and to be an airframe that is the same model and same or later vintage as the Airframe to be replaced thereby, or an improved model; provided that, if the Obligors shall not perform its obligation to effect such replacement under this clause (i) during the 90-day period of time provided herein (or, if earlier, the Maturity Date), it shall give the Lead Secured Party and the Secured Parties notice to such effect upon or before the expiration of such period of time and shall promptly pay on the thirtieth (30th) day after the date of such notice to the Lead Secured Party (or, if earlier, the Maturity Date), in immediately available funds, the amount specified in clause (ii) below; or

               (ii) pay or cause to be paid to the Lead Secured Party, in immediately available funds, on a date specified at least 30 days in advance by the Obligors not later than the earlier to occur of ninety (90) days after the occurrence of the Event of Loss or 3 days following receipt of insurance proceeds in respect of such Event of Loss, an amount equal to the Stipulated Loss Value if the Aircraft (i.e., the Airframe and either or both Engines) or the Airframe is subject to such Event of Loss.

Anything in this Section 3.4(a) to the contrary notwithstanding, any payments received under any insurance policies shall, within 3 days of receipt thereof, be applied in accordance with Section 3.3(i)(iii).

          (b) Effect of Replacement. Should the Obligors have (i) provided a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to the Event of Loss) as provided for in Section 3.4(a)(i), (A) this Aircraft Security Agreement shall continue with respect to such Replacement Airframe (together with the same such Replacement Engines and any remaining Engines not subject to such Event of Loss) as though no Event of Loss had occurred; (B) the Lead Secured Party shall, at the expense of Obligors, release from the Lien of this Aircraft Security Agreement the replaced Airframe and the replaced Engine or Engines, if any, installed on the Airframe upon the occurrence of the Event of Loss and subject thereto by executing and delivering to the Obligors such documents and instruments as the Obligors may reasonably request to evidence such release (and Lead Secured Party shall discharge or consent to the discharge of the registration of the International Interest in such replaced Airframe and replaced Engine or replaced Engines vested in Lead Secured Party pursuant to this Aircraft Security Agreement; and further, if any lease of such replaced Aircraft has been assigned to Lead Secured Party as provided herein, Lead Secured Party shall (unless such lease is applicable to the replacement Aircraft) assign or consent to the assignment of the International Interest, if any, attributable to such lease to the Obligors); and (C) the Obligors shall be entitled to receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the replacement Aircraft as provided in Sections 3.3(i)(iv)(C) and 3.4(e)(i), and (ii) paid the Stipulated Loss Value as provided for in
Section 3.4(a)(ii), the Lead Secured Party shall, at the expense of Obligors, release from the Lien of this Aircraft Security Agreement the Airframe and any Engine that Obligors sell to a third party (including any transfer of such Airframe and any such Engines to insurers in consideration of such insurers' payment of all or a portion of the Stipulated Loss Value under policies of hull or other property insurance required to be maintained by the Obligors pursuant to Section 3.3(i)(i)(B)) and that is installed on the Airframe upon the occurrence of the Event of Loss and subject thereto by executing and delivering to the Obligors such documents and instruments as the Obligors may reasonably request to evidence such release (and Lead Secured Party shall discharge or consent to the discharge of the registration of the International Interest in such Airframe and Engine or Engines vested in Lead Secured Party pursuant to this Aircraft Security Agreement; and further, if any lease of such Airframe and any such Engines has been assigned to Lead Secured Party as provided herein, Lead Secured Party shall assign or consent to the assignment of the International Interest, if any, attributable to such lease to such third party).

          (c) Effect of Payment. In the event of the payment in full of all obligations of the Obligors, (i) this Aircraft Security Agreement and the obligations of the Obligors hereunder shall terminate, (ii) any remaining insurance proceeds, including any investment interest thereon, shall be promptly paid over to the Obligors; and (iii) the Lead Secured Party, at the expense of Obligors, shall release from the Lien of this Aircraft Security Agreement the Airframe and the Engine or Engines, if any, installed on the Airframe upon the occurrence of the Event of Loss by executing and delivering to the Obligors such releases and other documents and instruments as the Obligors may reasonably request to evidence such release (and Lead Secured Party shall discharge or consent to the discharge of the registration of the International Interest in such Airframe and Engine or Engines vested in Lead Secured Party pursuant to this Aircraft Security Agreement; and further, if any lease of such Aircraft has been assigned to Lead Secured Party as provided herein, Lead Secured Party shall assign or consent to the assignment of the International Interest, if any, attributable to such lease to the Obligors).

          (d) Conditions to Airframe Replacement. The Obligors' right to substitute a Replacement Airframe (and Replacement Engines, if applicable) as provided in Section 3.4(a)(i) shall be subject to the fulfillment, at the Obligors' sole cost and expense, in addition to the conditions contained in such
Section 3.4(a)(i), of the following conditions precedent:

               (i) On the date when the Replacement Airframe (and Replacement Engines, if applicable) are subjected to the Lien of this Aircraft Security Agreement (such date being referred to in this Section 3.4(d) as the "Replacement Closing Date"), no Event of Default shall have occurred and be continuing and the Lead Secured Party and the Obligors shall have received an Officer's Certificate so certifying;

               (ii) On the Replacement Closing Date the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to the Lead Secured Party and the Secured Parties:

                    (A) such "precautionary" Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Obligors to perfect the Lead Secured Party's interests in the Replacement Airframe (and Replacement Engines, if applicable); and

                    (B) an Officer's Certificate of the Obligors certifying that
(i) the Replacement Airframe (and Replacement Engines, if applicable) is a Boeing 737 200 aircraft of the same or a more advanced model, is in as good operating condition as, and has a value, remaining useful life, estimated residual value and utility at least equal to, the Airframe (and Replacement Engines, if applicable) it replaces, assuming such Airframe (and Replacement Engines, if applicable) had been maintained in the condition required hereunder and (ii) in the event the Event of Loss occurs after the fifth anniversary of the delivery of this Aircraft Security Agreement for the relevant Airframe, the Replacement Airframe shall have no more than 50% of the total hours of operation, as compared to the Airframe it replaces;

               (iii) On or before the Replacement Closing Date, the Lead Secured Party and the Secured Parties (acting directly or by authorization to their respective special counsel) shall have received such documents and evidence with respect to the Obligors, the Lead Secured Party or the Secured Parties, as the Lead Secured Party or its special counsel may reasonably request in order to establish the consummation of the transactions contemplated by Section 3.4(a)(i) and this Section 3.4(d), the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this
Section 3.4(d), in each case in form and substance reasonably satisfactory to the Lead Secured Party and the Secured Parties;

               (iv) The Lead Secured Party and the Secured Parties (acting directly or by authorization to their respective special counsel) shall each have received satisfactory evidence as to the compliance with Section 3.3(i) hereof with respect to the Replacement Aircraft;

               (v) On the Replacement Closing Date, (A) the Replacement Airframe (and Replacement Engines, if applicable) shall be duly subjected to the Lien of this Aircraft Security Agreement free and clear of Liens (other than Permitted Liens) and there shall have been registered with the International Registry a sale to the Obligors of such Replacement Airframe (and Replacement Engines, if applicable) and the International Interest for the benefit of the Lead Secured Party under this Aircraft Security Agreement and (B) the Replacement Airframe (and Replacement Engines, if applicable) shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Aircraft Security Agreement, and (C) application for registration of the Replacement Airframe in accordance with Section 3.3(a) shall have been duly made with the FAA;

               (vi) The Secured Parties shall have received an appraisal reasonably satisfactory to it with respect to the Replacement Airframe (and Replacement Engines, if applicable);

               (vii) The Lead Secured Party and the Secured Parties shall have received (acting directly or by authorization to its special counsel) (A) an opinion, satisfactory in form and substance to the Lead Secured Party and the Secured Parties, of counsel to the Obligors to the effect that (x) the Aircraft Security Agreement constitutes an effective instrument for the subjection of the Replacement Airframe and Replacement Engines, if any, to the Lien of this Aircraft Security Agreement, (y) all documents executed and delivered by the Obligors pursuant to this Section 3.4(d) have been duly authorized, executed and delivered by the Obligors and constitute legal, valid and binding obligations of, and are enforceable against, the Obligors in accordance with their respective terms, and (z) the Lead Secured Party is entitled to the benefits of
Section 1110 with respect to such Replacement Aircraft to the same extent as with respect to the replaced Aircraft immediately preceding such replacement; and (B) an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registration with the International Registry referred to above and all other documents or instruments with the FAA, the International Registry, or such other agency or registrar, the recordation of which is necessary to perfect and protect the rights of the Lead Secured Party in the Replacement Aircraft, or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes;

               (viii) the Lead Secured Party shall be entitled to the benefits of Section 1110 with respect to such Replacement Aircraft to the same extent as with respect to the replaced Aircraft immediately preceding such replacement; and

               (ix) Obligors shall reimburse the Lead Secured Party and the Secured Parties for all reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred by them in connection with any substitution of a Replacement Aircraft pursuant to this Section 3.4

          (e) Non-Insurance Payments Received on Account of an Event of Loss. As between the Lead Secured Party and the Obligors, any payments on account of an Event of Loss (other than insurance proceeds, condemnation awards, or other payments the application of which is provided for in this Section 3.4, or elsewhere in this Aircraft Security Agreement, as the case may be, or payments in respect of damage to the business or property of the Obligors) with respect to the Aircraft, an Engine or any Part received at any time by the Lead Secured Party or by the Obligors from any governmental authority or other Person will be applied as follows:

               (i) in respect of any property damage or loss constituting an Event of Loss, for which Obligors do not elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of
Loss), such payments shall be paid over to the Lead Secured Party, and applied by the Lead Secured Party to the obligations as set forth in the Securities Purchase Agreement and the Debenture; and

               (ii) in respect of any property damage or loss constituting an Event of Loss, for which Obligors do elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of
Loss), such payments shall be paid over to and held in the Controlled Account (as defined in the Security Agreement), and shall, subject to the conditions set forth in the Debentures, be applied to pay (or to reimburse Obligors) for such Replacement Airframe and Replacement Engines, and any remaining amounts shall be applied in accordance with the priority of payments set forth in the Debentures.

          (f) Requisition for Use. In the event of a requisition for use by any government of the Airframe and the Engines, if any, or engines installed on the Airframe, the Obligors shall promptly notify the Lead Secured Party and the Secured Parties of such requisition and, if the same does not constitute an Event of Loss, all of the Obligors' obligations under this Aircraft Security Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Obligors shall have been prevented or delayed by such requisition, provided that the Obligors' obligations for the payment of money and under Section 3.3(i) (except, in the case of Section 3.3(i), while an assumption of liability by the Government of the United States of the scope referred to in Section 3.3(c) is in effect) shall not be reduced, delayed or affected by such requisition. Any payments received by the Lead Secured Party or the Obligors from such government with respect to the use of such Airframe or Engines shall be paid over to, or retained by, the Obligors; provided that, if such requisition constitutes an Event of Loss, then all of such payments shall be paid over to the Lead Secured Party (so long as the Lien of this Aircraft Security Agreement has not been duly discharged), and held and applied as provided in Section 3.4(e). In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframe), the Obligors will replace such Engine hereunder by complying with the terms of Section 3.4(h) and any payments received by the Lead Secured Party or the Obligors from such government with respect to such requisition shall be paid over to, or retained by, the Obligors.

          (g) Certain Payments to be Held As Security. Any amount referred to in this Section 3.4 or Section 3.3(i) hereof which is payable to the Obligors shall not be paid to the Obligors, or, if it has been previously paid directly to the Obligors, shall not be retained by the Obligors, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Lead Secured Party as security for the Secured Obligations, unless and until applied by Lead Secured Party to the secured obligations and at such time as there shall not be continuing any such Event of Default, such amount and any gain realized as a result of Permitted Investments required to be made pursuant to Section 3.8 shall to the extent not so applied be paid over to the Obligors.

          (h) Substitution of Engines. So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right at its option at any time, on at least 30 days' prior notice to the Lead Secured Party, to subject to the Lien of this Aircraft Security Agreement, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, shall within 60 days of the occurrence of such Event of Loss and on at least five (5) Business Days' prior notice to the Lead Secured Party shall subject to the Lien of this Aircraft Security Agreement, a Replacement Engine for any Engine not then installed or held for use on the Airframe. In such event, immediately upon the effectiveness thereof on the date set forth in such notice and without further act, (i) the Replacement Engine shall be subjected to the Lien of this Aircraft

Security Agreement free and clear of all other Liens (other than Permitted Liens), and there shall have been registered with the International Registry a sale to the Obligors of such Replacement Engine and the International Interest for the benefit of the Lead Secured Party under this Aircraft Security Agreement, (ii) the replaced Engine shall, at the expense and request of the Obligors, be released from the Lien of this Aircraft Security Agreement and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe. Upon the substitution of a Replacement Engine, the following conditions shall be satisfied at the Obligors' sole cost and expense and the parties agree to cooperate with the Obligors to the extent necessary to enable it to timely satisfy such conditions:

          (i) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Lead Secured Party:

                    (A) such "precautionary" Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Secured Parties to protect the Lead Secured Party's interests in the Replacement Engine;

                    (B) an Officer's Certificate of the Obligors certifying that
(i) in the case of a voluntary replacement only, no Event of Default shall have occurred and be continuing and (ii) (x) in the case of a voluntary replacement, the Replacement Engine has at least the same number of hours or cycles (whichever is applicable) of operation on such Replacement Engine remaining until the next scheduled life limited part replacement as the Engine it replaces, assuming such Engine had been maintained in the condition required hereunder; or (y) in the case of a mandatory replacement, the Obligors has not discriminated in its selection of the Replacement Engine (based on the financed status of the Aircraft);

                    (C) an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registrations with the International Registry referred to above and all other documents or instruments the recordation with the FAA, the International Registry, or other registrar or agency, of which is necessary to perfect and protect the rights of the Lead Secured Party in the Replacement Engine;

                    (D) to the extent that an engine warranty in respect of such Replacement Engine is available to the Obligors, and only to the extent assignable, an engine warranty assignment covering such Replacement Engine and a consent to such engine warranty assignment in such form and substance satisfactory to the Lead Secured Party; and

                    (E) evidence that the insurance requirements of Section 3.3(i) with respect to an Engine are satisfied and that the insurance covering such Replacement Engine shall be of the type usually carried by the Obligors (or, in the case of a voluntary replacement, such Permitted Lessee) with respect to similar engines, and covering risks of the kind customarily insured against by the Obligors (or, in the case of a voluntary replacement, such Permitted Lessee); and

               (ii) the Obligors shall furnish (or cause to be furnished to) the Lead Secured Party and the Secured Parties with an opinion, reasonably satisfactory in form and substance to the Lead Secured Party and the Secured

Parties, of the Obligors' counsel to the effect that (x) such documents reasonably requested by the Lead Secured Party or the Secured Parties are sufficient to subject such Replacement Engine to the Lien of this Aircraft Security Agreement and, (y) the Lead Secured Party is entitled to the benefits of Section 1110 with respect to such Replacement Engine to the same extent as with respect to the replaced Engine immediately preceding such replacement.

     Upon satisfaction of all conditions to such substitution, (x) the Lead Secured Party shall, at the expense of the Obligors, execute and deliver to the Obligors such documents and instruments as the Obligors shall reasonably request to release of the replaced Engine from the Lien of this Aircraft Security Agreement (and Lead Secured Party shall discharge or consent to the discharge of the registration of the International Interest in such replaced Engine vested in Lead Secured Party pursuant to this Aircraft Security Agreement), and (y) the Obligors shall be entitled to receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.3(i)(iv)(A) and 3.4(e)(ii).

     (3.5) Agreement Regarding Engines. Lead Secured Party hereby agrees for the benefit of the agent or secured party of any engine (other than the Engine) or of any airframe (other than the Airframe) leased to Obligors or purchased by Obligors subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement (in the case of any such airframe) also covers an engine or engines owned by the agent or secured party under such lease or subject to a security interest in favor of the agent or secured party under such conditional sale or other security agreement, that Lead Secured Party will not acquire or claim, as against such agent or secured party, any right, title, or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is owned by such agent or secured party or is subject to such conditional sale or other security agreement or security interest in favor of such agent or secured party.

     (3.6) Quiet Enjoyment. Lead Secured Party covenants that so long as the security interest and Lien of this Aircraft Security Agreement shall not be discharged, that as long as no Event of Default has occurred and is continuing, Obligors' possession, use and quiet enjoyment of the Aircraft, subject to the provisions of this Aircraft Security Agreement and the Debentures, shall not be interrupted by Lead Secured Party (or any Person lawfully claiming through Lead Secured Party.

     (3.7) Inspection. At all reasonable times, but upon at least 5 days' prior notice to the Obligors (unless an Event of Default shall have occurred and be continuing, in which event a prior written notice of at least one (1) Business Day is required) and at a time and place reasonably acceptable to the Obligors, the Lead Secured Party and the Secured Parties or their authorized representatives may at their own expense and risk (unless an Event of Default shall have occurred and be continuing, in which event the Obligors shall bear such expense and risk) conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any "C" check or other heavy maintenance) and may inspect the books and records of the Obligors relating to the operation and maintenance thereof and the Obligors shall provide copies of such books and records to the Lead Secured Party and the Secured Parties or their authorized representatives at its or their reasonable request; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of the Obligors by the Lead Secured Party or the Secured Parties with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, and (c) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of the Obligors' or a Permitted Lessee's business.

     In addition to any inspection as provided hereunder, upon each request of any Secured Party to Obligors made not more than four times in a calendar year, Obligors will make available to such Secured Party information with respect to the cycles and hours of operation of the Airframe and Engines and the status of the time controlled components of the Engines.

     If requested by Lead Secured Party or any Secured Party, Obligors shall provide, or shall cause any Permitted Lessee to provide, the date (if then scheduled) upon which the Airframe undergoes its next scheduled major check and, with respect to any Engine, the next scheduled off the Airframe maintenance, and shall advise Lead Secured Party and such Secured Party of the name and location (if then known) of the relevant maintenance performer.

     (3.8) No liability or obligation will be incurred by Lead Secured Party or any Secured Party, as the case may be, by reason of non-exercise by it of the inspection rights referred to in this Section 3.7. Any viewing of the Aircraft by Lead Secured Party, any Secured Party, or any of their representatives, as the case may be, shall be for such Person's information purposes only, and there shall be no inference or implication therefrom that the Obligors are in compliance with its obligations under the Debentures or this Aircraft Security Agreement.

     (3.9) Investment of Security Funds. Any monies paid to or retained by Lead Secured Party which are required to be paid to Obligors or applied for the benefit of Obligors (including, without limitation, amounts payable to Obligors under Sections 3.4 and 3.3(i)), but which Lead Secured Party is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), may, at Lead Secured Party's sole discretion, until paid to Obligors or applied as provided herein, be invested by Lead Secured Party from time to time at the direction, risk and expense of Obligors in Permitted Investments. There shall be promptly remitted to Obligors any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing, in which case such gains shall be held or applied in accordance with the preceding sentence.

     (3.10) Additional Cape Town Treaty Provisions. Obligors further agree and acknowledges this Aircraft Security Agreement creates and constitutes an International Interest in the Collateral. Obligors hereby undertake to perform all of its obligations hereunder and under any contracts or agreements constituting part of the Collateral. Obligors shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Lead Secured Party to make registration in regards to the Collateral. Obligors shall not register any prospective or current International Interest or Contract of Sale related to the Aircraft (or any amendment, modification, supplement, subordination, or subrogation thereof) with the International Registry without the prior written consent of Lead Secured Party which may be withheld in its sole discretion at all times that any of the Secured Obligations remain outstanding. Obligors further represent and confirm that it is situated in a Contracting State (as that term is used in the Cape Town Treaty) as of the Effective Date as contemplated under the Cape Town Treaty, and Obligors have the power to dispose of the Collateral, as contemplated by the Cape Town Treaty.

                                    REMEDIES
                                    --------

     (4.1) Remedies with Respect to Collateral.

          (a) Remedies Available. Subject to Section 3.6 hereof, upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, this Aircraft Security Agreement shall be in default, and Lead Secured Party may, do one or more of the following but without any duty to account to Obligors with respect to such action or inaction:

               (i) Demand in writing that Obligors, at Obligors' expense, deliver promptly, and Obligors shall deliver promptly, all or such part of the Airframe or any Engine or any other Collateral to Lead Secured Party or its designee or, Lead Secured Party, at its option, may enter upon the premises where all or any part of the Airframe or any Engine or any other Collateral are located or are supposed to be located, search for Collateral and take immediate possession of and remove the same by summary proceedings or otherwise, and without demand or notice.

               (ii) If at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to Obligors at least 10 days prior to the date of such sale, and any other notice which may be required by Law, sell and dispose of the Collateral, or any part thereof, or interest therein, free and clear of any rights or claims of Obligors, at public auction or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lead Secured Party may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) and time designated in the above referred to notice. Any such sale may be adjourned from time to time by announcement at the time and place appointed for such sale, or for any such adjourned sale, without further notice, and Lead Secured Party may bid and become the purchaser at any such sale and Lead Secured Party shall be entitled at any sale to credit against any purchase price bid at such sale by Lead Secured Party all or any part of any unpaid Principal amount and Interest under the Debentures secured by the security interest and Lien of this Aircraft Security Agreement. Any proceeds of such sale that are in excess of the unpaid Principal, Interest and other amounts due and owing under the Debenture shall be promptly remitted to the Obligors.

               (iii) Hold, use, operate, lease to others, or keep idle all or any part of the Airframe or such Engine as Lead Secured Party, in its sole discretion, may determine, all free and clear of any rights or claims of Obligors.

               (iv) Exercise any or all of other rights and powers and pursue any and all other remedies accorded to a secured party under Applicable Law or the Cape Town Treaty (including but not limited to the right to obtain the orders noted in Article 8 and Article 11 of the Convention), including to recover judgment in its own name as Lead Secured Party against the Collateral and to take possession of all or any part of the Collateral, to exclude Obligors and all Persons claiming under any of them wholly or partly therefrom, and including to exercise any other remedy of a secured party under the UCC (whether or not in effect in the jurisdiction in which enforcement is sought) or any similar statute under any other applicable jurisdiction.

     Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lead Secured Party may, in its sole discretion, from time to time, at the expense of Obligors, make all such expenditures for maintenance, insurance, or repairs to and of the Collateral, as it may deem proper. In each such case, Lead Secured Party shall have the right to maintain, use, operate, store, lease, control, or manage the Collateral and to exercise all rights and powers of Obligors relating to the Collateral in connection therewith, as Lead Secured Party shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management, or disposition of the Collateral or any part thereof as Lead Secured Party may determine; and Lead Secured Party shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products, and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management, or disposition of the Collateral, and of all maintenance and repairs, and to make all payments which Lead Secured Party may be required or may elect to make, if any, for taxes, insurance, or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect, and make reports upon the properties and books and records of Obligors, solely as and to the extent related to the Collateral), and all other payments which Lead Secured Party may be required or authorized to make under any provision of this Aircraft Security Agreement, as well as just and reasonable compensation for the services, of all Persons engaged or employed by Lead Secured Party.

     If an Event of Default shall have occurred and be continuing, at the request of Lead Secured Party, Obligors shall promptly execute and deliver to Lead Secured Party such instruments of title and other documents as Lead Secured Party may deem necessary or advisable to enable Lead Secured Party or an agent or representative designated by Lead Secured Party, at such time or times and place or places as Lead Secured Party may specify, to obtain possession of all or any part of the Collateral to which Lead Secured Party shall at the time be entitled hereunder. If Obligors shall for any reason fail to execute and deliver such instruments and documents after such request by Lead Secured Party, Lead Secured Party may obtain a judgment conferring on Lead Secured Party the right to immediate possession and requiring Obligors to execute and deliver such instruments and documents to Lead Secured Party, to the entry of which judgment Obligors hereby specifically consents to the fullest extent it may lawfully do so.

     Nothing in the foregoing shall affect the right of Lead Secured Party to receive all amounts owing to such Lead Secured Party as and when the same may be due.

          (b) Legal Proceedings. Lead Secured Party may proceed to protect and enforce this Aircraft Security Agreement by suit or suits or proceedings in equity, at law, or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the indebtedness secured by the security interest and Lien created under this Aircraft Security Agreement or for the enforcement of any other proper, legal, or equitable remedy available under Applicable Law.

          (c) Distribution of Proceeds. Any proceeds received by Lead Secured Party after the occurrence of an Event of Default shall be distributed by Lead Secured Party to the Secured Parties in accordance with the priority of payments set forth in the Debentures. Any proceeds of such sale that are in excess of the unpaid Principal, Interest and other amounts due and owing under the Debenture shall be promptly remitted to the Obligors.

     (4.2) Remedies Cumulative. To the maximum extent permitted by Applicable Law, each and every right, power, and remedy herein specifically given to Lead Secured Party or otherwise in this Aircraft Security Agreement shall be cumulative and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, by statute, or by the Transaction Documents, and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lead Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Lead Secured Party in the exercise of any right, remedy, or power or in the pursuit of any remedy shall, to the extent permitted by Applicable Law, impair any such right, power, or remedy or be construed to be a waiver of any default on the part of Obligors or to be an acquiescence therein.

     (4.3) Discontinuance of Proceedings. In case Lead Secured Party shall have instituted any proceeding to enforce any right, power, or remedy under this Aircraft Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lead Secured Party, then and in every such case Obligors and Lead Secured Party shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies, and powers of Lead Secured Party shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

     (4.4) Limitation of Liability. The Lead Secured Party and the Secured Parties shall at all times be under a duty to mitigate any and all damages and except as otherwise set forth in this Agreement, neither the Lead Secured Party nor the Secured Parties shall be entitled to any consequential, incidental or punitive damages.

                                  MISCELLANEOUS
                                  -------------

     (5.1) Termination and Release. Upon payment and performance in full of the Secured Obligations, Lead Secured Party shall, upon the written request of Obligors, execute and deliver to, or as directed in writing by, and at the expense of, Obligors an appropriate instrument or instruments (in due form for recording and in the form provided by Obligors and approved by Lead Secured Party) reasonably required to release, without recourse, representation, or warranty, the Aircraft and the balance of the Collateral from the security interest and Lien of this Aircraft Security Agreement and Lead Secured Party hereby covenants and undertakes (at Obligors' sole cost and expense) to provide its written consent to the revocation of any deregistration power of attorney filed with any Aviation Authority and, to the extent practicable and possible under Applicable Law, shall use commercially reasonable efforts to endeavor to return such deregistration power of attorney to Obligors and, in such event, this Aircraft Security Agreement shall terminate; provided, however, and to the extent not provided for elsewhere herein, that this Aircraft Security Agreement shall earlier terminate upon any sale or other final disposition by Lead Secured Party of all property constituting the Collateral and the final distribution by Lead Secured Party of all monies or other property or proceeds constituting the Collateral in accordance with the terms of the Debentures. Except as otherwise provided above, this Aircraft Security Agreement and the security interests and Liens in respect of the Collateral created hereby shall continue in full force and effect in accordance with the terms hereof.

     (5.2) No Legal Title to Collateral in Lead Secured Party; Conflicting Security Documents. Lead Secured Party shall have no legal title to any part of the Collateral. No transfer, by operation of Law or otherwise, of any right, title, and interest of Lead Secured Party in and to the Collateral or this Aircraft Security Agreement shall operate to terminate this Aircraft Security Agreement or the security interests granted hereunder or entitle any successor or transferee of Lead Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral.

     (5.3) Sale of the Aircraft by Lead Secured Party is Binding. Any sale or other conveyance of the Aircraft, the Airframe, any Engine, or any interest therein by Lead Secured Party made pursuant to the terms of this Aircraft Security Agreement shall bind Obligors, and shall be effective to transfer or convey all right, title, and interest of Lead Secured Party and Obligors, in and to such Aircraft, Airframe, Engine, or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Lead Secured Party.

     (5.4) Benefit of Aircraft Security Agreement. Nothing in this Aircraft Security Agreement, whether express or implied, shall be construed to give to any Person other than Obligors, Lead Secured Party and Secured Parties any legal or equitable right, remedy, or claim under or in respect of this Aircraft Security Agreement.

     (5.5) Performance and Rights. Any obligation of the Obligors shall require only that Obligors perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee, or transferee under an assignment, lease, or transfer agreement then in effect and in accordance with the provisions of the Transaction Documents shall constitute performance by Obligors and to the extent of such performance, discharge such obligation by Obligors. Except as otherwise expressly provided herein, any right granted to Obligors in this Aircraft Security Agreement shall grant Obligors the right to permit such right to be exercised by any such permitted assignee, lessee, or transferee. The inclusion of specific references to obligations or rights of any such permitted assignee, lessee, or transferee in certain provisions of this Aircraft Security Agreement shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such permitted assignee, lessee, or transferee has not been made in this Aircraft Security Agreement.

     (5.6) Reserved.

     (5.7) Notices. Whenever notice is required to be given under this Aircraft Security Agreement, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Secured Parties shall provide the Obligor with prompt written notice of all actions taken pursuant to this Aircraft Security Agreement, including in reasonable detail a description of such action and the reason therefor.

     (5.8) Severability. In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

     (5.9) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (5.10) Assignment, Successors and Assigns. None of Lead Secured Party, Secured Parties, or Obligors may assign or transfer its rights and obligations under this Aircraft Security Agreement and the other Transaction Documents except as permitted by the Transaction Documents or otherwise with the prior written consent of Lead Secured Party (which consent shall not unreasonably be withheld). The provisions hereof shall be binding upon each party hereto, and each or its successors and permitted assigns. No sales of participations, other than sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest and Lien created herein and granted to Lead Secured Party on behalf of Obligors hereunder.

     (5.11) Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Aircraft Security Agreement.

     (5.12) Governing Law; Jurisdiction and Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York in the State of New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any other agreement, document, or other instrument executed in connection herewith or therewith, brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

     (5.13) Waiver of Jury Trial. OBLIGORS AND SECURED PARTIES IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AIRCRAFT SECURITY AGREEMENT OR ANY TRANSACTION DOCUMENT.

     (5.14) Amendments. This Aircraft Security Agreement may be amended, supplemented, or otherwise modified only by the written consent of the Required Holders.

     (5.15) Limitation on Lead Secured Party's Duty in Respect of Collateral. Lead Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Lead Secured Party shall not have any other duty as to any Collateral in its possession or control, or any income thereon or as to the preservation of rights against prior or any other parties or any other rights pertaining thereto.

     (5.16) Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Obligors or the transfer to Lead Secured Party or any Secured Party of any property should for any reason subsequently be declared to be void or voidable under any state or federal Law relating to creditors' rights, including provisions of any bankruptcy Law relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Lead Secured Party or any Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lead Secured Party or such Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lead Secured Party or such Secured Party related thereto, the liability of Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     (5.17) Joinder. In the event a party becomes an Obligor (the "New Obligor") pursuant to this joinder provisions, upon such execution the New Obligor shall be bound by all the terms and conditions hereof to the same extent as though the New Obligor had originally executed this Aircraft Security Agreement. The addition of the New Obligor shall not in any manner affect the obligations of the other Obligors hereunder. Each Obligor hereto acknowledges that any schedules hereto may be amended or modified in connection with the addition of any New Obligor to reflect information relating to such New Obligor.

     (5.18) Subordination. The relative rights of the Parties hereto are governed by the Letter Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Security Agreement (23074) to be duly executed on the day and year first above written.



OBLIGOR AND COMPANY:                           Address for Notice and Delivery:
                                               -------------------------------

GLOBAL AIRCRAFT SOLUTIONS INC.                 Global Aircraft Solutions Inc.
                                               6451 S. Country Club, Suite 111
                                               Tuscon, AZ 85706
                                               Telephone: (520) 547-8631
                                               Facsimile: (520) 547-8638
                                               Attention:

By:__________________________________________
   Name:
   Title:

OBLIGOR AND COMPANY:                       Address for Notice and Delivery:
                                           --------------------------------

HAMILTON AEROSPACE TECHNOLOGIES            Hamilton Aerospace Technologies, Inc.
                                           6901 S. Park Avenue
                                           Tuscon, AZ 85706
                                           Telephone: (520) 294-3481
                                           Facsimile: (520) 741-1430
                                           Attention:

By:______________________________________
   Name:
   Title:

OBLIGOR AND COMPANY:                           Address for Notice and Delivery:
                                               -------------------------------

WORLD JET CORPORATION                          World Jet Corporation
                                               6901 S. Park Avenue
                                               Tuscon, AZ 85706
                                               Telephone: (520) 806-4192
                                               Facsimile: (520) 741-1430
                                               Attention:

By:__________________________________________
   Name:
   Title:

OBLIGOR AND COMPANY:                      Address for Notice and Delivery:
                                          --------------------------------

HAMILTON AEROSPACE MEXICO S.A. DE C.V.

By:_____________________________________  Hamilton Aerospace Mexico S.A. de C.V.
   Name:                                  Avenida Aeropuerto
   Title:                                 Tijuana, 22404
                                          Telephone: (520) 294-3481
                                          Facsimile: (520) 741-1430
                                          Attention:

LEAD SECURED PARTY:                           Address for Notice and Delivery:
                                              --------------------------------

VICTORY PARK MASTER FUND, LTD.                227 W. Monroe Street
                                              Suite 3900
                                              Chicago, IL 60606
                                              Telephone: (312) 701-0788
                                              Facsimile: (312) 701-0794
                                              Attention:

By: Victory Park Capital Advisors, LLC,
    Its investment manager
By: Jacob Capital, LLC, Its Manager
By: __________________________
    Name:
    Title: Sole Member

SECURED PARTY:                                 Address for Notice and Delivery:
                                               --------------------------------

SANDHURST ASSET MANAGEMENT, LLC                Sandhurst Asset Management, LLC
                                               800 Connecticut Avenue, FL4
                                               Norwalk, CT 06854
                                               Telephone: (203) 656-4848
                                               Facsimile: (203) 656-1994
                                               Attention:

By:__________________________________________
   Name:
   Title:

                                    Exhibit A
                                    ---------

                          Securities Purchase Agreement